Exhibit 10.62

                      TERMINATION AND SETTLEMENT AGREEMENT

      This Termination and Settlement Agreement ("Agreement") is entered into as of this 18th day of April, 2003 by and between the Multi Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18, ("Landlord"), and Integrated Information Systems, Inc., a Delaware corporation ("Tenant"), in consideration of the mutual covenants contained herein and the benefits to be derived therefrom.

                                   WITNESSETH:

      WHEREAS, Landlord and Tenant entered into a certain Lease (the "Lease") dated May 4, 2000, pursuant to which Landlord leased to Tenant certain premises containing approximately 8,822 square feet of space on the first (1st) floor of a certain building located at 35 Corporate Drive, 400 Burlington Centre, Burlington, Massachusetts; and

      WHEREAS, Tenant has advised Landlord that Tenant is unable to fulfill its obligations under the Lease and has requested that Landlord terminate the term of the Lease prior to the scheduled expiration date thereof; and

      WHEREAS, Landlord is willing to terminate the term of the Lease prior to the scheduled expiration date thereof, subject to the terms and conditions hereinafter set forth;

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlord and the Tenant agree as follows:

      1. Defined Terms.

      Any capitalized terms used but not defined in this Agreement shall have the meaning assigned to them in the Lease.

      2. Termination of Term of Lease.

      Subject to Tenant's performance of its Surrender Obligations and payment in full in good funds of the Cash Payment (as such terms are hereinafter defined), the Lease Term shall be terminated effective as of the later of (a) date of payment of the Cash Payment, and (b) the date of Tenant's execution and delivery to Landlord of the Bill of Sale, together with possession of the Personal Property (each as hereinafter defined) (the date on which the later of the foregoing (a) and (b) occurs is hereinafter, the "Effective Termination Date").

      3. Application of Portion of Security Deposit Against Amounts Due Through Effective Termination Date.

      On the Effective Termination Date, Landlord shall apply the remaining Security Deposit against any and all amounts due under the Lease through the Effective Termination Date.

      4. Landlord's Damages; Settlement Amount.

      In consideration of the early termination of the Lease Term and the damages which shall be suffered or incurred by Landlord in connection therewith, Tenant shall pay to Landlord as liquidated damages an amount (the "Settlement Amount") equal to the sum of: (a) Twenty-Five Thousand and 00/100 Dollars ($25,000.00) by wire transfer or bank cashier's or certified check (the "Cash Payment") on the date hereof; and (b) any Security Deposit not previously applied by Landlord prior to the date hereof or as provided in Section 3 hereof (to be satisfied by Landlord retaining such amount and having no obligation to return any portion of the Security Deposit to Tenant, with the date of payment of such portion of the Settlement Amount to be deemed the date of payment of the Cash Payment).

      5. Tenant's Conveyance of Personal Property to Landlord.

      In further consideration of the early termination of the Lease Term and the damages which shall be suffered or incurred by Landlord in connection therewith, Tenant shall transfer, sell, assign and convey to Landlord all of the furniture, systems, equipment and other personal property listed on Exhibit A attached hereto, (collectively, the "Personal Property"), and in furtherance thereof, Tenant shall contemporaneously with the execution and delivery of this Agreement execute and deliver to Landlord a bill of sale with respect to the Personal Property in the form attached hereto as Exhibit B (the "Bill of Sale"). Tenant hereby represents and warrants to Landlord that the Personal Property is being delivered in "as is" condition; that Tenant is the lawful owner of the Personal Property; that Tenant has made no prior sale, assignment, conveyance or transfer of any right, title or interest in any of the Personal Property or granted or suffered any restriction, lien or encumbrance therein or thereon (excepting any grants which have been released prior to the date hereof); that Tenant has paid for all of the Personal Property in full and that none of the Personal Property is subject to any purchase money security interest, or any other lien or security interest of any kind or nature; and that Tenant hereby warrants title to the Personal Property and will defend the same against the lawful claims of all persons whomsoever. Contemporaneously with the execution and delivery of this Agreement and the Bill of Sale, Tenant shall deliver to Landlord such evidence as Landlord may reasonably require to evidence that Tenant has paid for all Personal Property in full and that such Personal Property is free and clear of any liens and encumbrances.

      6. Surrender Obligations.

      On or prior to the Effective Termination Date, the Tenant shall surrender the Premises to the Landlord with the Personal Property, but otherwise vacant and in broom clean condition and in compliance with the terms and conditions of the Lease (collectively, the "Surrender Obligations").

      7. Operating Expenses and Taxes.

      Except as otherwise provided in Sections 8 and 9 hereof, Tenant shall have no further liability for Operating Expenses and Property Taxes, and Landlord shall have no obligation to refund any overpayment of Operating Expenses or Property Taxes to Tenant.

      8.    Landlord's Reliance on Tenant's Representations

      In connection with this Agreement, Tenant has furnished Landlord with certain financial information as described on Exhibit C annexed hereto (collectively, the "Financial Statements").


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

Tenant warrants and represents to Landlord that the Financial Statements are true and correct in all material respects and that such Financial Statements do not omit any material information. Tenant acknowledges and agrees that Landlord has relied on such Financial Statements in entering into this Agreement. In the event that the foregoing representation is determined to be false in a material way, Tenant shall be liable for all damages suffered or incurred by Landlord as set forth in Section 5.2.1 of the Lease, as if the Lease had been terminated by Landlord on the Effective Termination Date as a result of an Event of Default by Tenant.

      9. Claw Back.

      In the event that Landlord is ever required to refund or disgorge all or any portion of the Settlement Amount or any other payment made under or in connection with the Lease for any reason whatsoever or if any of Tenant's representations or warranties made to Landlord hereunder and/or in the Bill of Sale are determined to be materially false and/or if Tenant fails to pay the Cash Payment in good funds on the date hereof, Tenant automatically shall be liable to Landlord for all damages suffered or incurred by Landlord as set forth in Section 5.2.1 of the Lease, as if the Lease had been terminated by Landlord on the Effective Termination Date as a result of an Event of Default by Tenant.

      10. Release.

      Tenant, for itself, its legal successors and assigns, its agents, servants and employees, and each of them, does hereby release and forever discharge the Landlord, Trammell Crow Company, the Property Manager, Kennedy Associates Real Estate Counsel (the Landlord's authorized representative), and their respective legal successors and assigns, shareholders, partners, agents, servants and employees (all of the foregoing, collectively, the "Landlord Parties"), of and from any and all claims, demands, damages, debts, liabilities, actions, and causes of action of every kind and nature whatsoever, whether now known or unknown, which Tenant ever had, now has or hereafter may have against the Landlord Parties or any of them, arising out of, based in whole or in part upon, or relating to, any act, omission, event, matter or thing occurring at any time up to the date of this Agreement.

      11. Lease Still in Effect.

      Except as modified hereby, all terms and conditions of the Lease shall remain in full force and effect until the Effective Termination Date, after which date neither Landlord nor Tenant shall have any further obligations to each other under the Lease, except for any provisions which by their terms survive the expiration or prior termination of the Lease Term and except for any reinstatement of such obligations pursuant to the terms hereof.

      12. Delivery of Draft of this Agreement Not an Offer.

      The submission of this Termination and Settlement Agreement in a draft form to Tenant or its agent does not constitute an offer to Tenant to enter into this Agreement. This Termination and Settlement Agreement shall have no force or effect until: (a) it is executed and delivered by Tenant to Landlord; and (b) it is executed and delivered by Landlord to Tenant.

      13. Entire Agreement.

      This Termination and Settlement Agreement represents the entire understanding of the parties hereto with respect to the subject matter hereof and there are no understandings or agreements between Landlord or Tenant relating to the Lease or the Premises not set forth herein. No party has relied on any representation, warranty, or understanding not set forth herein, wither oral or written, as an inducement to enter into this Agreement.

      14. Governing Law.

      This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and is intended to take effect as a sealed instrument. Each party hereto submits to the jurisdiction of the courts of the Commonwealth of Massachusetts for all purposes related to this Agreement.

            [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]


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

            EXECUTED as of the date first above written.

                                     TENANT:

                                    Integrated Information Systems, Inc.

                                    By:/s/ Don Megrath
                                       -----------------------------------------
                                    Name: Don Megrath
                                    Title: SVP & CFO
                                          --------------------------------------
                                    Duly Authorized

                                    LANDLORD:

                                    The Multi-Employer Property Trust, a
                                    trust organized under 12 C.F.R. Section
                                      9.18

                                    By:   Kennedy Associates Real Estate
                                          Counsel, Inc., its Authorized
                                          Representative

                                          By: /s/ Robert R. Villeneuve
                                             -----------------------------------
                                          Name: Robert R. Villeneuve
                                                --------------------------------
                                          Title: Vice President
                                                --------------------------------
                                          Duly Authorized


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

                             TENANT ACKNOWLEDGEMENT

State of Arizona        )
                        ) ss.
County of Maricopa      )

      On this 18th day of April, 2003, before me, a Notary Public in and for the State of Arizona personally appeared Donald Megrath, the CFO of Integrated Information Systems, Inc., the Delaware corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that she/he was authorized to execute said instrument.

      In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                    Name: /s/ Teresa A. Colistro
                                          --------------------------------------
                                    NOTARY PUBLIC in and for State of
                                    Arizona, residing at    Portland
                                                         -----------------------
                                    My appointment expires:       Sept. 14, 2005
                                                            --------------------

[NOTARIAL SEAL]

                            LANDLORD ACKNOWLEDGEMENT

                        )
District of Columbia    ) ss.
                        )

      On this 23rd day of April, 2003, before me personally appeared Robert Villeneuve, to me known to be a Vice President of Kennedy Associates Real Estate Counsel, Inc., Authorized Representative of the Multi-Employer Property Trust and acknowledged said instrument to be the free and voluntary act and deed of Kennedy Associates Real Estate Counsel, Inc., as Authorized Representative of the Multi-Employer Property Trust, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

      In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                    Name: /s/ Norman Hawkins
                                          --------------------------------------

                                    NOTARY PUBLIC in and for the State of
                                    Maryland, residing at   Washington, D.C.
                                                          ----------------------
                                    My appointment expires:  August 8, 2006
                                                             -------------------


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

                                    Exhibit A

                        Description of Personal Property

Tenant has not been on the 35 Corporate Drive, 400 Burlington Centre property for several weeks. The following list of personal property is based on Tenant's representative's observations from several weeks ago. While Tenant believes that the list is, in the aggregate, materially accurate, Tenant does not warrant that each item is on still on the leased premises. Tenant agrees not to remove any additional personal property from the leased premises, and Landlord agrees not to bring a claim or avoid the related settlement of claims between Tenant and Landlord for any item or set of items which, individually or in the aggregate, account for less than 15% of the fair market value of the personal property, in the aggregate.

Description                               Quantity  Location(s)
Office set: desk with L, bookcase,
white board                                   8
Small round office table                      1
Small round office coffee table               1
Cubicles                                     31
Via arm chairs                               36
Via side chairs                              19
Receptionist work center                      1
GBC binding system and supplies -- for
spiral binding of documents                   1     reception area
2 drawer lateral file cabinets                2     reception area, office
2 drawer file cabinet                         1     Office
APC 2200 smart UPS                            3     Demo lab
Rubberized floor tiles for 12' X 20'
room                                          1     Demo lab
Plus BoardFax 4' X 6' -- electronic
whiteboard                                    1     Demo lab
Lab 3 person workstation with shelving        1     Demo lab
Large whiteboard approx. 4' X 8'              2     Demo lab, conference room
4' worktables                                 4     reception area, kitchen area
Storage cabinet                               1     Demo Lab
12' X 5' conference table (modular)           1     conference room
Built-in electric screen                      1     conference room
Side table/cabinet                            1     conference room
ViewSonic 20" P815 monitors                  38
ViewSonic 15" E70 monitors                    5
Dell 17" monitors                             8
APC 300 Back-UPS (for workstations)          ~37
APC Smart UPS 1000XL                         ~9
Misc. Servers                                ~4     cubicle


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

Racks                                         2     server room
Natural Keyboard                             ~7     storage area
Small desktop speakers                    ~24 sets  storage area
Large bookcase                                1     storage area
Microwave                                     2     kitchen
Kitchenaide refrigerator                      1     kitchen
Canon Laser Class 9000L Fax /
Photocopy                                     1     storage area
Wall mounted IIS logo and "Integrated
Information Systems" spelled out              1     reception area
Welcome sign and letter set                   1     reception area

Other Tenant Personal Property that is left in the Premises, as Defined in the Settlement Agreement, as of the date of the signing of the Settlement Agreement is also conveyed to the Landlord.


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

                                    Exhibit B

                                  BILL OF SALE

      This Bill of Sale ("Bill of Sale") made and entered into as of this 18th day of April, 2003, by and between by and between Integrated Information Systems, Inc., a Delaware corporation ("Assignor"), and the Multi Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18 ("Assignee").

                             W I T N E S S E T H:

      WHEREAS, Assignee and Assignor entered into a certain Lease (the "Lease") dated May 4, 2000, pursuant to which Assignee leased to Assignor certain premises containing approximately 8,822 square feet of space on the first (1st) floor of a certain building located at 35 Corporate Drive, 400 Burlington Centre, Burlington, Massachusetts (the "Premises"); and

      WHEREAS, Assignor desires to terminate the Lease prior to the expiration of the term thereof, and Assignee is willing to terminate the Lease, subject to and in accordance with the provisions of a certain Termination and Settlement Agreement of even date herewith (the "Settlement Agreement").

      WHEREAS, as a condition to Assignee's agreement to execute and deliver the Settlement Agreement, Assignor is required to bargain, sell, assign, transfer and convey to Assignee all of Assignor's right, title and interest in and to the Personal Property (as hereinafter defined).

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

      1. Assignor hereby grants, sells, assigns, transfers, conveys and delivers to Assignee, and Assignee does hereby purchase, acquire and accept, all right, title, and interest of Assignor in, to and under the Personal Property, and any and all warranties and guaranties made to or in favor of the Assignor, or in which Assignor has any rights or interests, directly or indirectly, with respect to the Personal Property. As used herein, the term "Personal Property" shall mean all of the furniture, systems, equipment and other personal property presently located at the Premsies. Tenant hereby represents and warrants to Landlord that Exhibit A attached hereto and incorporated herein by reference contains a list of the Personal Property which is true and accurate in all material respects.

      TO HAVE AND TO HOLD all of the Personal Property unto the Assignee, its successors and assigns, for its own use and behalf forever.

      2. Assignor does hereby make, constitute and appoint Assignee, or any officer or agent designated by Assignee, Assignor's true and lawful attorney-in-fact, with power of substitution, to enforce every such contract, permit, license, claim, demand or right, to collect the moneys which become due and payable at any time on or after the date hereof under such contract and in respect of every such claim, demand or right; hereby granting unto Assignor's said attorney full power to do any and all things necessary to be done in and about the premises as fully and effectually as Assignor might or could do, and hereby ratifying all that said attorney shall do or cause to be done by virtue hereof. This power of attorney, being coupled with an interest, shall be irrevocable.

      3. It is the intention of the Assignor to irrevocably transfer the absolute right, title and interest in and to the Personal Property to the Assignee.

      4. Assignor covenants and agrees with Assignee that Assignor is and shall remain responsible for and agree to perform, discharge, fulfill and observe all obligations, covenants, conditions and provisions first accruing or arising or required prior to the date hereof with respect to the Personal Property. Assignor hereby indemnifies and agrees to defend (with counsel reasonably satisfactory to Assignee) and hold Assignee harmless from and against any loss, cost, expense, damage, claim, action, cause of action, suit or other liability asserted against Assignee (i) arising out of, or based upon, Assignor's failure to perform, discharge, fulfill and observe all obligations, covenants, conditions and provisions first accruing or arising or required prior to the date hereof with respect to the Personal Property, or (ii) resulting from any inaccuracy or misrepresentation of any of the representations and warranties of Assignor herein.

      5. Assignor represents and warrants that:

            It has the full corporate power and authority to execute and deliver this Bill of Sale and to consummate the transactions hereby effected, that the execution, delivery and consummation of this Bill of Sale have been duly authorized by all corporate action on the part of Assignor and that this Bill of Sale is the valid and binding obligation of Assignor, enforceable against Assignor in accordance with its terms.

            Assignor is the lawful owner of the Personal Property; Assignor has made no prior sale, assignment, conveyance or transfer of any right, title or interest in any of the Personal Property or granted or suffered any restriction, lien or encumbrance therein or thereon; Assignor has paid for all of the Personal Property in full and none of the Personal Property is subject to any purchase money security interests, or other security interests, liens or claims of any kind or nature; and Assignor hereby warrants title to the Personal Property and will defend the same against the lawful claims of all persons whomsoever.

            All representations, warranties, indemnifications and agreements herein shall survive the delivery and acceptance of the Personal Property and this Bill of Sale.

      6. From time to time after the date hereof, at Assignee's request and without further consideration from Assignee, Assignor agrees to execute and deliver such other instruments of conveyance and transfer and to take such other action as Assignee may reasonably require to more effectively convey, transfer to and vest in Assignee all of the Personal Property. Without limiting the generality of the foregoing, Assignor covenants and agrees that from time to time at the request of Assignee and without further consideration, it will execute, deliver, acknowledge (or cause to be executed, delivered and acknowledged), all such other instruments, documents and agreements and take, do and perform all such other acts as may reasonably be required in order to vest in and confirm to Assignee the title of Assignor to, and its right to use and enjoy, the Personal Property hereby agreed to be and intended to be conveyed to Assignee.

      7. This Bill of Sale together with the Termination and Settlement Agreement constitutes the entire agreement between the parties in connection with the Personal Property and may be amended only by a writing signed by an authorized representative of each party. This Bill of Sale may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. This Bill of Sale shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Bill of Sale shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

      8. If Assignee shall have any cause of action or other claim against any Assignor arising from or by reason of any matter or thing concerning this Bill of Sale or the subject matter hereof, including, without limitation, (i) any misrepresentation or breach of any warranty or representation contained in this Bill of Sale or in any document executed in connection herewith or (ii) any breach of any covenant or agreement made or to be performed by Assignor under or pursuant to this Bill of Sale or any document executed in connection herewith, then without limitation as to any damages for which Assignor may be liable in connection therewith, Assignor shall be liable to Assignee for, and shall pay to Assignee on demand, all reasonable attorneys' fees and expenses incurred by Assignee in connection with the successful enforcement of its rights and remedies hereunder, whether or not a suit or other action or arbitration is brought or instituted.

        [Remainder of Page Intentionally Left Blank. Signatures Appear
                            on Next Following Page.]

      IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale to be duly executed as an instrument under seal the day and year first set forth above.

                                    Assignor:

                                    Integrated Information Systems, Inc.

                                    By:    /s/ Don Megrath
                                       -----------------------------------------
                                    Name:  Don Megrath
                                    Title: SVP & CFO
                                          --------------------------------------
                                    Duly Authorized

                                    Assignee:

                                    The Multi-Employer Property Trust, a
                                    trust organized under 12 C.F.R. Section 9.18

                                    By:   Kennedy Associates Real Estate
                                          Counsel, Inc., its Authorized
                                          Representative

                                          By:   Robert R. Villeneuve
                                             ---------------------------------
                                          Name: Robert R. Villeneuve
                                                ------------------------------
                                          Title:Vice President
                                                ------------------------------
                                          Duly Authorized


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

                                    Exhibit C

                              Financial Statements

1.    Letter Trammell Crow Company dated March 6, 2003
2. Integrated Information Systems Consolidated Balance Sheets as of January 31, 2003
3. Integrated Information Systems, Inc. Form 10-Q filed with the Securities and Exchange Commission for the quarterly period ended September 30, 2002


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